Exhibit 10.1

OMNIBUS AMENDMENT

DATED AS OF MARCH 25, 2005

BY AND AMONG

USS RECEIVABLES COMPANY, LTD.,

UNITED STATIONERS FINANCIAL SERVICES LLC,

UNITED STATIONERS SUPPLY CO.,

FALCON ASSET SECURITIZATION CORPORATION,

PNC BANK, NATIONAL ASSOCIATION,

MARKET STREET FUNDING CORPORATION,

JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA
(Main Office Chicago)),

FIFTH THIRD BANK

and

JPMORGAN CHASE BANK, N.A. (formerly known as JPMORGAN CHASE
BANK), as Trustee

AMENDMENT NO. 1 TO SERIES 2004-1 SUPPLEMENT

AMENDMENT NO. 2 TO SERIES 2003-1 SUPPLEMENT

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

SERIES 2000-2 SUPPLEMENT

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Omnibus Amendment”) is entered into as of March 25, 2005 by and among USS Receivables Company, Ltd., a Cayman Islands limited liability company (“USSR”), United Stationers Financial Services LLC, an Illinois limited liability company (“USFS”), United Stationers Supply Co., an Illinois corporation (“USSC”), and together with USSR and USFS, the “USS Companies”, Falcon Asset Securitization Corporation, a Delaware corporation (“Falcon”), PNC Bank, National Association, as Administrator under and as defined in the Series 2000-2 Supplement referred to below (“PNC”), Market Street Funding Corporation (“Market Street”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as the Funding Agent and the sole APA Bank under and as defined in the Series 2003-1 Supplement referred to below (“JPMorgan Chase Bank” or the “Funding Agent”), Fifth Third Bank, as Administrator under and as defined in the Series 2004-1 Supplement referred to below (“Fifth Third”) and JPMorgan Chase Bank, as Trustee.

RECITALS

WHEREAS, USSR, USFS, as Servicer (the “Servicer”), and JPMorgan Chase Bank, as Trustee (the “Trustee”), are parties to that certain Second Amended and Restated Pooling Agreement, dated as of March 28, 2003 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Pooling Agreement”);

WHEREAS, USSR, the Servicer, Fifth Third and the Trustee are parties to that certain Series 2004-1 Supplement, dated as of March 26, 2004, to the Pooling Agreement (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Series 2004-1 Supplement”);

WHEREAS, USSR, the Servicer, Falcon, Bank One and the Trustee are parties to that certain Series 2003-1 Supplement, dated as of March 28, 2003, to the Pooling Agreement, as amended by the Omnibus Amendment with respect thereto, dated as of March 26, 2004 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Series 2003-1 Supplement”);

WHEREAS, USSR, the Servicer, PNC, Market Street and the Trustee, are parties to that certain Second Amended and Restated Series 2000-2 Supplement, dated as of March 28, 2003, to the Pooling Agreement, as amended by the Omnibus Amendment with respect thereto, dated as of March 26, 2004 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Series 2000-2 Supplement”); and

WHEREAS, each of the parties hereto now desires to amend the Series 2004-1 Supplement, Series 2003-1 Supplement, and the Series 2000-2 Supplement (collectively, the “Amended Documents”), in each case, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                            Definitions Used Herein.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in the Pooling Agreement or, if not defined therein, the Series 2004-1 Supplement, Series 2003-1 Supplement or Series 2000-2 Supplement, as applicable.

Section 2.                                            Amendments to the Series 2004-1 Supplement.  Immediately upon the satisfaction of each of the conditions precedent set forth in Section 5 of this Omnibus Amendment, the Series 2004-1 Supplement is hereby amended as follows, effective as of the date first written above:

(a)  Section 1.1 of the Series 2004-1 Supplement is hereby amended by amending and restating the definitions of “Commitment Expiry Date” and “Dilution Reserve” in their entirety to read as follows:

“Commitment Expiry Date” shall mean March 24, 2006 (as may be extended for an additional 364 days from time to time in writing by the Committed Purchaser and the Administrator in their sole discretion).

“Dilution Reserve” shall mean, on any date, an amount equal to the Aggregate Receivables Amount as of the close of business of the Servicer on such date multiplied by the greater of (i) the Dilution Percentage and (ii) five percent.

Section 3.                                            Amendments to the Series 2003-1 Supplement.  Immediately upon the satisfaction of each of the conditions precedent set forth in Section 5 of this Omnibus Amendment, the Series 2003-1 Supplement is hereby amended as follows, effective as of the date first written above:

(a)  The introductory paragraph of the Series 2003-1 Supplement is hereby amended by deleting the phrase “but excluding the APA Banks as assignees pursuant to Section 2.6” following the reference to FALCON ASSET SECURITIZATION CORPORATION, a Delaware corporation.

(b)  Section 1.1 of the Series 2003-1 Supplement is hereby amended by adding or amending and restating, as applicable, the definitions of “Asset Purchase Agreement”, “Commitment”, “Commitment Expiry Date”, “Dilution Reserve”, “Purchase Agreement Banks”, “Required APA Banks” and “Series 2003-1 Purchaser Invested Amount” in their entirety to read as follows:

“Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of March 25, 2005, by and among Falcon Asset Securitization Corporation, the Purchase Agreement Banks and JPMorgan Chase Bank N.A., as Funding Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Commitment” shall mean, as to any APA Bank, its obligation to purchase an interest in the VFC Certificates on and after the Effective Date and, subject to certain conditions, increase its Series 2003-1 Purchaser Invested Amount, in each case in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such APA Bank’s name on Schedule 1 under the caption “Commitment”, as such amount may be reduced from time to time as provided herein; collectively, as to all APA Banks, the “Commitments”.

“Commitment Expiry Date” shall mean March 24, 2006 (as may be extended for an additional period of time up to 364 days from time to time in writing by Initial Purchaser, the Funding Agent and the APA Banks).

“Dilution Reserve” shall mean, on any date, an amount equal to the Aggregate Receivables Amount as of the close of business of the Servicer on such date multiplied by the greater of (i) the Dilution Percentage and (ii) five percent.

“Purchase Agreement Bank” shall mean each financial institution party to the Asset Purchase Agreement as an “APA Bank” thereunder.

“Required APA Banks” shall mean APA Banks having Pro Rata Shares in the aggregate at least equal to 66-2/3% or, if the Commitments have been terminated, holding at least 66-2/3% of the outstanding Series 2003-1 Invested Amount; provided that the Commitment of any APA Bank (which is a Purchase Agreement Bank) that has not paid all amounts due and owing by it in respect of the purchase under the Asset Purchase Agreement it was obligated to make shall not be included in the Aggregate Commitment Amount for purposes of this definition.

“Series 2003-1 Purchaser Invested Amount” shall mean, with respect to any Purchaser, in each case on any date of determination, an amount equal to, without duplication, (a) the aggregate initial amount paid by such Purchaser for its interest in any VFC Certificate pursuant to Section 2.3, plus (b) solely in the case of any APA Bank, such APA Bank’s “Pro Rata Share” (as defined in the Asset Purchase Agreement) of the aggregate “Purchase Prices” (as defined in the Asset Purchase Agreement) paid by the Purchase Agreement Banks to Falcon Asset Securitization Corporation pursuant to Section 2.1 of the Asset Purchase Agreement, if any, plus (c) the amount of any Increases funded by such Purchaser pursuant to Section 2.5, minus (d) the aggregate amount of any Collections and other distributions to such Purchaser which are applied to reduce the amounts funded by such Purchaser under the foregoing clauses (a), (b) and (c).

(c)  Section 1.1 of the Series 2003-1 Supplement is hereby amended by deleting, in their entirety, each of the following definitions:

“Acquisition Amount”, “Adjusted Funded Amount”, “Adjusted Liquidity Price”, “APA Bank Purchase Date”, “Conduit Transfer Price Deficit”, “Conduit Reduction Percentage”, “Conduit Residual”, “Conduit Transfer Price”, “Conduit Transfer Price Reductions”, “Defaulting APA Bank”, “Non-Defaulting APA Bank”, “Purchase”, “Purchase Amount”, “Purchase Percentage”, “Transaction Parties” and “Unaccrued Discount”.

(d)  Section 2.3(a) of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

(a)  Initial Purchase.  Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4 and 2.5, (i) on and after the Effective Date, (A) Initial Purchaser may, in its sole discretion, purchase a VFC Certificate in an amount equal to the Initial Series 2003-1 Invested Amount or (B) if Initial Purchaser shall have notified the Funding Agent that it has elected not to purchase all or a portion of a VFC Certificate on the Effective Date, each APA Bank hereby severally agrees to purchase on the Effective Date a VFC Certificate in an amount equal to such APA Bank’s Pro Rata Share of the Initial Series 2003-1 Invested Amount after giving effect to the requested Increase and (ii) thereafter, (A) if Initial Purchaser shall have purchased a VFC Certificate on the Effective Date, Initial Purchaser may, in its sole discretion, maintain its VFC Certificate, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement and (B) if the APA Banks shall have purchased VFC Certificates on the Effective Date or, in any case, on or after any assignment pursuant to the Asset Purchase Agreement, the APA Banks hereby severally agree to maintain their respective VFC Certificates, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement.  The Company hereby agrees to maintain ownership of the Series 2003-1 Subordinated Interest, subject to increase or decrease during the Series 2003-1 Revolving Period, in accordance with the provisions of this Supplement.  Payments by Initial Purchaser or the APA Banks, as the case may be, in respect of the VFC Certificates shall be made in immediately available funds on the applicable Business Day to the Funding Agent for payment to the Company.

(e)  Section 2.6 of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

(a)  Sales by Initial Purchaser of its Series 2003-1 Purchaser Invested Amount to the Purchase Agreement Banks.  Upon any “Purchase” under, and as defined in, the Asset Purchase Agreement and delivery to the Trustee by the Funding Agent of Initial Purchaser’s VFC Certificate, (i) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of each applicable Purchase Agreement Bank and in a denomination equal to such Purchase Agreement Bank’s Pro Rata Share of the “Purchase Amount” (as defined in the Asset Purchase Agreement) with respect to such Purchase as set forth in such written direction and shall deliver such VFC Certificate to each such Purchase Agreement Bank in accordance with such written direction and (ii) to the extent Initial Purchaser’s assignment pursuant to the Asset Purchase Agreement was for less than 100% of its Series 2003-1 Purchaser Invested Amount, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of Initial Purchaser and in a denomination equal to the amount of Initial Purchaser’s Series 2003-1 Purchaser Invested Amount retained as set forth in such written direction and shall deliver such VFC Certificate to Initial Purchaser in accordance with such written direction.

(b)  [Reserved]

(c)  [Reserved]

(d)  [Reserved]

(e)  [Reserved]

(f)  Terminating APA Banks.  Each APA Bank hereby agrees to deliver written notice to the Funding Agent not more than 30 Business Days and not less than 5 Business Days prior to the Commitment Expiry Date indicating whether such APA Bank intends to renew its Commitment hereunder.  If any APA Bank fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Commitment Expiry Date, such APA Bank will be deemed to have declined to renew its Commitment (each APA Bank which has declined or has been deemed to have declined to renew its Commitment hereunder, a “Non-Renewing APA Bank”).  The Funding Agent shall promptly notify Initial Purchaser of each Non-Renewing APA Bank and Initial Purchaser, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing APA Bank’s Commitment shall, to such extent, automatically terminate on a date specified by Initial Purchaser on or before the Commitment Expiry Date or (B) upon one (1) Business Days’ notice to such Non-Renewing APA Bank assign, pursuant to the Asset Purchase Agreement, to such Non-Renewing APA Bank on a date specified by Initial Purchaser such Non-Renewing APA Bank’s Pro Rata Share of the outstanding Conduit Interest, subject to, and in accordance with, the Asset Purchase Agreement.  In addition, Initial Purchaser may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected APA Bank’s Commitment shall automatically terminate on a date specified by Initial Purchaser or (y) assign, pursuant to the Asset Purchase Agreement, to any Affected APA Bank on a date specified by Initial Purchaser such Affected APA Bank’s Pro Rata Share of the outstanding Conduit Interest, subject to, and in accordance with, the Asset Purchase Agreement (each Affected APA Bank or each Non-Renewing APA Bank is hereinafter referred to as a “Terminating APA Bank”).  The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this subsection (f) and the Asset Purchase Agreement and the order of priority of any such termination or assignment among Terminating APA Banks shall be made by Initial Purchaser in its sole and absolute discretion.

Upon any assignment to a Terminating APA Bank as provided in the Asset Purchase Agreement, any remaining Commitment of such Terminating APA Bank shall automatically terminate.  Upon reduction to zero of such Terminating APA Bank’s Series 2003-1 Purchaser Invested Amount (after application of Collections thereto pursuant to Article III) all rights and obligations of such Terminating APA Bank hereunder shall be terminated and such Terminating APA Bank shall no longer be an APA Bank hereunder; provided, however, that the provisions of Section 2.9 and Article VII shall continue in effect for its benefit with respect to the portion of the VFC Certificateholders’ Interest held by such Terminating APA Bank prior to its termination as a APA Bank.

(f)  The last paragraph of Section 7.4 of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything in this Supplement to the contrary, the Company agrees to indemnify Initial Purchaser and to hold Initial Purchaser harmless from any loss or expense which Initial Purchaser may sustain or incur as a consequence of (a) default by the Company in making a borrowing or conversion to be funded by Commercial Paper after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) the prepayment without satisfaction of the notice requirements set forth in Section 2.7, whether in connection with a Decrease or otherwise, of any portion of the Series 2003-1 Invested Amount held by Initial Purchaser or (c) assignment by Initial Purchaser of its interest in the VFC Certificates pursuant to the Asset Purchase Agreement.

(g)  Section 11.4 of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

Payments.  To the extent proper payment instructions are provided, each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Funding Agent set forth in Section 11.9 no later than 11:00 a.m. Chicago time on the day when due, and if not received before 11:00 a.m. Chicago time shall be deemed to be received on the next succeeding Business Day.  On each Distribution Date, the Funding Agent shall remit in like funds to each Purchaser its applicable pro rata share (based on each such Purchaser’s Series 2003-1 Purchaser Invested Amount) of each such payment received by the Funding Agent for the account of the Purchasers.

(h)  Section 11.10 of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

Successors and Assigns.  This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of all of the Purchasers, and each APA Bank may not assign or transfer any of its rights under this Supplement except as set forth in Section 11.11.  The Company, the Servicer, the Funding Agent and each APA Bank hereby agrees and consents to the complete or partial assignment by Initial Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Supplement to the Purchase Agreement Banks pursuant to the Asset Purchase Agreement or to any other Person, and upon such assignment, Initial Purchaser shall be released from its obligations so assigned.  Further, the Company, the Servicer, the Funding Agent and each APA Bank hereby agrees that any assignee of Initial Purchaser of this Supplement shall have all of the rights and benefits under this Supplement as if the term “Initial Purchaser” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Initial Purchaser hereunder, provided that the Series 2003-1 Purchaser Invested Amount of any such assignee shall accrue Daily Interest Expense pursuant to clause (ii) of the definition thereof as if such assignee were an APA Bank hereunder, and provided further, such assignee shall be entitled to the benefits, and shall have the rights, of an APA Bank under Article VII.

(i)  Section 11.18 of the Series 2003-1 Supplement is hereby amended and restated in its entirety to read as follows:

Recourse of the Company.  Notwithstanding any limitation on recourse contained in this Supplement, the Company shall immediately pay to the Funding Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the APA Banks), (ii) all amounts payable as Series 2003-1 Monthly Interest, (iii) all amounts payable as Dilution Adjustments or Transfer Deposit

Amounts (which shall be immediately due and payable by the Company and applied to reduce the outstanding Series 2003-1 Invested Amount), (iv) all amounts payable pursuant to Article VII and Section 2.10, if any, (v) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, and (vi) all Default Fees (collectively, the “Recourse Obligations”).  If any Person fails to pay any of the Recourse Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid.  Notwithstanding the foregoing, no provision of this Supplement, the Fee Letter or any other Transaction Document shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.

(j)  Section 11.21 of the Series 2003-1 Supplement is hereby amended by replacing the phrase “a mandatory purchase pursuant to Section 2.6” at the end of the last sentence of such section with the phrase “a purchase pursuant to the Asset Purchase Agreement”.

Section 4.                                            Amendments to the Series 2000-2 Supplement.  Immediately upon the satisfaction of each of the conditions precedent set forth in Section 5 of this Omnibus Amendment, the Series 2000-2 Supplement is hereby amended as follows, effective as of the date first written above:

(a)  Section 1.1 of the Series 2000-2 Supplement is hereby amended by amending and restating the definitions of “Commitment Expiry Date” and “Dilution Reserve” in their entirety to read as follows:

“Commitment Expiry Date” shall mean March 24, 2006 (as may be extended for an additional 364 days from time to time in writing by the Committed Purchaser and the Administrator in their sole discretion).

“Dilution Reserve” shall mean, on any date, an amount equal to the Aggregate Receivables Amount as of the close of business of the Servicer on such date multiplied by the greater of (i) the Dilution Percentage and (ii) five percent.

Section 5.                                            Conditions to Effectiveness of this Omnibus Amendment.  The effectiveness of this Omnibus Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                  Omnibus Amendment.  The Trustee shall have received, on or before the date hereof, executed counterparts of this Omnibus Amendment, duly executed by each of the parties hereto.

(b)                                 Representations and Warranties.  As of the date hereof, both before and after giving effect to this Omnibus Amendment, all of the representations and warranties of the USS Companies contained in each Amended Document, as amended hereby and in each other Transaction Document (other than those that speak expressly only as of a different date) shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each of the USS Companies shall be deemed to have represented and warranted such).

(c)                                  No Early Amortization Event.  As of the date hereof, both before and after giving effect to this Omnibus Amendment, no Early Amortization Event shall have occurred and be continuing (and by its execution hereof, each of the USS Companies shall be deemed to have represented and warranted such).

(d)                                 Payment of Fees.  The USS Companies shall have paid all costs, fees and expenses due and owing, by any of them, pursuant to any of the Transaction Documents, including any Fee Letter.

(e)                                  Payment of Certain Fees.  The USS Companies shall have reimbursed JPMorgan Chase Bank for the fees of Skadden, Arps, Slate, Meagher & Flom, LLP, special legal counsel to JPMorgan Chase Bank, owing on the date hereof of and incurred in connection with the preparation, execution and delivery of this Omnibus Amendment.

Section 6.                                            Miscellaneous.

(a)                                  Effect; Ratification.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Amended Document or of any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy which any of the Trustee, the Funding Agent, Falcon, PNC, Fifth Third or Market Street may now have or may have in the future under or in connection with any Amended Document, as amended hereby or any other instrument or agreement referred to therein.  Each reference in the Series 2004-1 Supplement to “this Supplement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Series 2004-1 Supplement” shall mean the Series 2004-1 Supplement as amended hereby.  Each reference in the Series 2003-1

Supplement to “this Supplement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Series 2003-1 Supplement” shall mean the Series 2003-1 Supplement as amended hereby.  Each reference in the Series 2000-2 Supplement to “this Supplement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Series 2000-2 Supplement” shall mean the Series 2000-2 Supplement as amended hereby.  This Omnibus Amendment shall be construed in connection with and as part of each Amended Document, as amended hereby, respectively, and all terms, conditions, representations, warranties, covenants and agreements set forth in each such agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)                                 Transaction Documents.  This Omnibus Amendment is a Transaction Document executed pursuant to the Amended Documents and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)                                  Costs, Fees and Expenses.  The USS Companies agree to reimburse each of the Trustee, the Funding Agent, Falcon, PNC, Fifth Third and Market Street on demand for all costs, fees and expenses (including the reasonable fees and expenses of counsels to each of the Trustee, the Funding Agent, Falcon, PNC, Fifth Third and Market Street) incurred in connection with the preparation, execution and delivery of this Omnibus Amendment.

(d)                                 Authorization to File Financing Statement Amendments.  Each of the parties hereto hereby authorize JPMorgan Chase Bank to file any financing statements or amendments relating to the financing statements currently filed in connection with the Pooling Agreement and the other Transaction Documents (including, without limitation, any financing statements “in lieu” of continuation statements, terminations, continuations, assignments or other amendments) necessary to reflect JPMorgan Chase Bank as Trustee and to otherwise reflect the Trustee’s interest in the Trust Assets, including those transferred to USSR.

(e)                                  Counterparts.  This Omnibus Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

(f)                                    Severability.  If any one or more of the covenants, agreements, provisions or terms of this Omnibus Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Omnibus Amendment and shall in no way affect the validity or enforceability of the other provisions of this Omnibus Amendment.

(g)                                 GOVERNING LAW.  THIS OMNIBUS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

USS RECEIVABLES COMPANY, LTD.

By:	/s/ Brian S. Cooper
Name:
Title:

UNITED STATIONERS FINANCIAL
SERVICES LLC, individually and as Servicer

By:	/s/ Brian S. Cooper
Name:
Title:

UNITED STATIONERS SUPPLY CO.,
individually and as Support Provider

By:	/s/ Brian S. Cooper
Name:
Title:

FIFTH THIRD BANK, as Administrator and
Committed Purchaser under and as defined in
the Series 2004-1 Supplement

By:	/s/ Brian J. Gardner
Name: Brian J. Gardner
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A. (successor
by merger to BANK ONE, NA (Main Office
Chicago)), individually as the sole APA Bank
and as Funding Agent under and as defined in
the Series 2003-1 Supplement

By:	/s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President

FALCON ASSET SECURITIZATION
CORPORATION, as Initial Purchaser under
and as defined in the Series 2003-1 Supplement

By:	/s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Authorized Signer

PNC BANK, NATIONAL ASSOCIATION,
as Administrator under and as defined in the
Series 2000-2 Supplement

By:	/s/ John T. Smathers
Name: John T. Smathers
Title: Vice President

MARKET STREET FUNDING
CORPORATION, as Committed Purchaser
under and as defined in the Series 2000-2
Supplement

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

JPMORGAN CHASE BANK, N.A. (formerly
known as JPMORGAN CHASE BANK), not in
its individual capacity but solely as Trustee

By:	/s/ Keith R. Richardson
Name: Keith R. Richardson
Title: Attorney-in-Fact